Exhibit 99.2

Quarter Ended June 30, 2012 EARNINGS RELEASE AND SUPPLEMENTAL INFORMATION

Quarter Ended June 30, 2012  Table of Contents Overview: Earnings Release Company Profile Summary of Financial Data Financial Statements: Consolidated Balance Sheets Consolidated Statements of Operations Reconciliations of Net Income (Loss) to FFO, AFFO and EBITDA Operating Portfolio: Operating Properties Leasing Statistics Geographic Diversification and 10 Largest Customers Development Summary and Capital Expenditures Capital Structure: Market Capitalization and Debt Summary Interest Summary and Debt Covenants 2012 Guidance Appendix 1 6 7 8 9 10 11 12 14 15 16 17 18 19

CORESITE REPORTS SECOND QUARTER 2012 RESULTS DENVER, CO – July 26, 2012 – CoreSite Realty Corporation (NYSE: COR), a national provider of powerful, network-rich data centers, today announced financial results for the second quarter ended June 30, 2012. Quarterly Highlights Reported second-quarter funds from operations (“FFO”) of $0.37 per diluted share and unit, representing a 2.8% increase over the prior quarter and a 23.3% increase over the prior-year quarter Reported second-quarter FFO of $17.3 million, representing a 5.7% increase over the prior quarter and a 25.2% increase over the prior-year quarter Reported second-quarter revenue of $50.6 million, representing a 7.1% increase over the prior quarter and a 19.2% increase over the prior-year quarter Executed new and expansion data center leases representing $4.6 million of annualized GAAP rent with a weighted-average GAAP rental rate of $177 per net rentable square foot (“NRSF”) Achieved a 69.6% retention ratio with 1.0% rent growth on signed renewals on a cash basis and 9.2% on a GAAP basis Commenced 16,998 net rentable square feet of new and expansion leasing, with GAAP annualized rent of $195 per square foot Tom Ray, CoreSite’s Chief Executive Officer, commented, “During the second quarter, we achieved solid financial results driven by strong revenue growth. We also welcomed the arrival of Jarrett Appleby as Chief Operating Officer. As an initial priority, Jarrett is accelerating our drive to reshape our go-to-market platform and sales engine to align with our targeted customer verticals. We already are seeing results from our transition to vertical alignment, with strong bookings in our Network, Cloud and System Integrator verticals. However, as anticipated, new-and-expansion bookings in Q2 were lighter than our record set in Q1 and correlate to 78% of the average stabilized rent in bookings over the prior 4 quarters. This was driven primarily by a lack of salable inventory in Chicago and lower volume in bookings larger than 3,500 square feet. We ascribe lower Q2 volume in bookings greater than 3,500 square feet to normal fluctuations in this market segment. We have a solid sales funnel in this segment and believe we are on track to execute upon our revenue objectives for the year.” Mr. Ray concluded, “As we move into the second half of 2012, we are seeing positive results from our recent investments in our go-to-market platform. Related to that, we continue to invest in and reshape our company to orient around our targeted customers. We are highly energized by the accelerating momentum we are seeing with our customers and in our markets. We remain focused on executing our financial and operational goals for 2012 and driving increasing returns on invested capital in 2013 and beyond.” Overview Financial Statements Operating Portfolio Development and Capital Expenditures 1 Appendix Capital Structure 2012 Guidance

Financial Results CoreSite reported FFO of $17.3 million for the three months ended June 30, 2012, an increase of 5.7% on a sequential quarter basis and a 25.2% increase over the same quarter of the prior year. On a per diluted share and unit basis, FFO was $0.37 for the three months ended June 30, 2012, as compared to $0.30 per diluted share and unit for the three months ended June 30, 2011. Total operating revenue for the three months ended June 30, 2012, was $50.6 million, a 7.1% increase on a sequential-quarter basis and a 19.2% increase over the same quarter of the prior year. The company reported net income for the three months ended June 30, 2012, of $1.8 million and net income attributable to common shares of $826,000, or $0.04 per diluted share. Sales Activity CoreSite executed new and expansion data center leases representing $4.6 million of annualized GAAP rent during the quarter, comprised of 26,290 NRSF at a weighted average GAAP rate of $177 per NRSF and a weighted average lease term of 2.8 years, reflecting the lower proportion of bookings exceeding 3,500 square feet. During the second quarter, data center lease commencements totaled 16,998 NRSF at a weighted average GAAP rental rate of $195 per NRSF, which represents $3.3 million of annualized GAAP rent. Renewal leases totaling 64,048 NRSF commenced in the second quarter at a weighted average GAAP rate of $99 per NRSF, reflecting a 1.0% increase in rent on a cash basis and a 9.2% increase on a GAAP basis. Included in total renewals is the renewal of a 27,918 NRSF powered shell lease at CoreSite’s 55 South Market Street building in San Jose. Excluding this transaction, the weighted-average GAAP rate on renewals was $147 per NRSF, reflecting a 4.3% increase in rent on a cash basis and a 9.6% increase on a GAAP basis. The company’s rent-retention ratio for the second quarter was 69.6%. Development and Redevelopment Activity During the second quarter, CoreSite completed construction on 78,856 NRSF of space in Northern Virginia, Chicago and the San Francisco Bay Area for a total cost of $39.6 million, or approximately $502 per NRSF. The delivery of this new capacity represents a 7.1% increase in operating data center NRSF over the prior quarter, driving a correlating decline in the Company’s occupancy ratio. At June 30, 2012, the company had 70,841 NRSF of data center space under construction. This total is comprised of 50,600 NRSF in Santa Clara, representing the final phase of construction at CoreSite’s building at 2972 Stender Way, and 20,241 NRSF in Chicago, which will add to the 29,261 NRSF the company delivered in Chicago at the end of the second quarter. Of the estimated $50.2 million required to complete the current Santa Clara and Chicago projects, the company had incurred costs of $23.9 million through June 30, 2012. Overview Financial Statements Operating Portfolio Development and Capital Expenditures 2 Appendix Capital Structure 2012 Guidance

Including the space currently under construction or in preconstruction at June 30, 2012, as well as currently operating space targeted for future redevelopment, CoreSite owns land and buildings sufficient to develop or redevelop 810,036 square feet of data center space, comprised of (1) 70,841 NRSF of data center space currently under construction, (2) 393,945 NRSF of office and industrial space currently available for redevelopment, and (3) 345,250 NRSF of new data center space available for development on land that CoreSite currently owns at its Coronado-Stender business park. Balance Sheet and Liquidity As of June 30, 2012, CoreSite had $146.4 million of total long-term debt equal to 10.9% of total enterprise value and equal to 1.7x annualized adjusted EBITDA for the quarter ended June 30, 2012. The company has no debt maturities until 2014, assuming all extensions are available and exercised. At quarter end, the company had $5.5 million of cash available on its balance sheet and $139.1 million of available capacity under its revolving credit facility. Dividend On June 15, 2012, CoreSite’s board of directors declared a dividend of $0.18 per share of common stock and common stock equivalents for the second quarter of 2012. The dividend was paid on July 16, 2012 to shareholders of record on June 29, 2012. 2012 Guidance The company is updating its 2012 guidance of FFO per diluted share and unit to a range of $1.42 to $1.52 from its prior range of $1.38 to $1.52. This outlook is predicated on current economic conditions, internal assumptions about its customer base, and the supply and demand dynamics of the markets in which it operates. Further, the company’s guidance does not include the impact of any additional acquisitions or capital markets transactions that may become available. Upcoming Conferences and Events CoreSite will participate in Bank of America’s 2012 Global Real Estate Conference from September 12 through September 13 in New York, NY. Overview Financial Statements Operating Portfolio Development and Capital Expenditures Capital Structure Appendix Overview Financial Statements Operating Portfolio Development and Capital Expenditures 3 Appendix Capital Structure 2012 Guidance

Conference Call Details The company will host a conference call July 26th at 12:00 p.m. (Eastern Time) to discuss its financial results, current business trends and market conditions. The call can be accessed live over the phone by dialing 877-407-3982 for domestic callers and 201-493-6780 for international callers. A replay will be available shortly after the call and can be accessed by dialing 877-870-5176 for domestic callers, or for international callers, 858-384-5517. The passcode for the replay is 397061. The replay will be available until August 3, 2012. Interested parties may also listen to a simultaneous webcast of the conference call by logging on to the company’s website at www.CoreSite.com and clicking on the “Investors” tab. The on-line replay will be available for a limited time beginning immediately following the call. About CoreSite CoreSite Realty Corporation (NYSE: COR) is a national provider of data center products and interconnection services. More than 750 customers, such as Global 1000 enterprises, communications providers, cloud and content companies, financial firms, media and entertainment, healthcare, and government agencies choose CoreSite for the confidence that comes with customer-focused data center products, service and support systems, and scalability. CoreSite’s network centric computing platform is a business catalyst, featuring the Any2 Internet exchange and network ecosystems, which include access to 225+ carriers and service providers and a growing mesh of more than 15,000 interconnections. The company features a diverse colocation offering from individual cabinets to custom cages and private suites, with 14 data center locations in nine major U.S. markets. For more information, visit www.CoreSite.com. CoreSite Investor Relations Contact +1 303.222.7276 InvestorRelations@CoreSite.com CoreSite Media Contact Jeannie Zaemes | CoreSite Marketing Senior Director +1 720.446.2006 | +1 866.777.CORE Jeannie.Zaemes@CoreSite.com Overview Financial Statements Operating Portfolio Development and Capital Expenditures Capital Structure 4 Appendix Overview Financial Statements Operating Portfolio Development and Capital Expenditures 4 Appendix Capital Structure 2012 Guidance

Forward Looking Statements This earnings release and accompanying supplemental information may contain forward-looking statements within the meaning of the federal securities laws. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “approximately,” “intends,” “plans,” “pro forma,” “estimates” or “anticipates” or the negative of these words and phrases or similar words or phrases that are predictions of or indicate future events or trends and that do not relate solely to historical matters. Forward-looking statements involve known and unknown risks, uncertainties, assumptions and contingencies, many of which are beyond the company’s control, that may cause actual results to differ significantly from those expressed in any forward-looking statement. These risks include, without limitation: the geographic concentration of the company’s data centers in certain markets and any adverse developments in local economic conditions or the demand for data center space in these markets; fluctuations in interest rates and increased operating costs; difficulties in identifying properties to acquire and completing acquisitions; significant industry competition; the company’s failure to obtain necessary outside financing; the company’s failure to qualify or maintain our status as a REIT; financial market fluctuations; changes in real estate and zoning laws and increases in real property tax rates; and other factors affecting the real estate industry generally. All forward-looking statements reflect the company’s good faith beliefs, assumptions and expectations, but they are not guarantees of future performance. Furthermore, the company disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes. For a further discussion of these and other factors that could cause the company’s future results to differ materially from any forward-looking statements, see the section entitled “Risk Factors” in the company’s most recent annual report on Form 10-K, and other risks described in documents subsequently filed by the company from time to time with the Securities and Exchange Commission. Overview Financial Statements Operating Portfolio Development and Capital Expenditures Capital Structure 5 Appendix Overview Financial Statements Operating Portfolio Development and Capital Expenditures 5 Appendix Capital Structure 2012 Guidance

Company Profile The company serves over 750 customers across more than two million square feet, including space held for redevelopment and development, and provides access to over 225 network service providers. Overview Financial Statements Operating Portfolio Development and Capital Expenditures Capital Structure 6 Appendix Overview Financial Statements Operating Portfolio Development and Capital Expenditures 6 Appendix Capital Structure 2012 Guidance

Summary of Financial Data (in thousands, except share, per share and NRSF data) Overview Financial Statements Operating Portfolio Development and Capital Expenditures Capital Structure 7 Appendix Overview Financial Statements Operating Portfolio Development and Capital Expenditures 7 Appendix Capital Structure 2012 Guidance

Consolidated Balance Sheets (in thousands) Financial Statements Operating Portfolio Development and Capital Expenditures Capital Structure 8 Appendix Overview Overview Financial Statements Operating Portfolio Development and Capital Expenditures 8 Appendix Capital Structure 2012 Guidance

Consolidated Statements of Operations (in thousands, except share and per share data) Operating Portfolio Development and Capital Expenditures Capital Structure 9 Appendix Overview Financial Statements Operating Portfolio Development and Capital Expenditures 9 Appendix Capital Structure 2012 Guidance

Quarter Ended June 30, 2012 Consolidated Balance Sheets (in thousands) June 30, 2012 March 31, 2012 December 31, 2011 September 30, 2011 June 30, 2011 Assets: Investments in real estate: Land 84,738 $ 84,738 $ 84,738 $ 84,738 $ 84,738 $ Building and building improvements 569,901 517,934 499,717 480,053 463,412 Leasehold improvements 83,534 82,660 81,057 80,760 77,452 738,173 685,332 665,512 645,551 625,602 Less: Accumulated depreciation and amortization (83,205) (73,571) (64,428) (55,854) (49,003) Net investment in operating properties 654,968 611,761 601,084 589,697 576,599 Construction in progress 32,474 69,519 73,084 75,624 63,175 Net investments in real estate 687,442 681,280 674,168 665,321 639,774 Cash and cash equivalents 5,526 3,998 6,628 10,204 31,324 Restricted cash 8,678 8,712 9,291 10,598 16,120 Accounts and other receivables, net 8,230 7,403 6,562 7,045 6,394 Lease intangibles, net 28,253 30,905 36,643 43,449 50,973 Goodwill 41,191 41,191 41,191 41,191 41,191 Other assets 37,730 37,431 33,743 30,833 25,979 Total assets 817,050 $ 810,920 $ 808,226 $ 808,641 $ 811,755 $ Liabilities and equity: Liabilities Revolving credit facility 54,750 $ 40,250 $ 5,000 $ - $ - $ Mortgage loans payable 91,699 91,782 116,864 110,501 110,560 Accounts payable and accrued expenses 36,547 39,096 38,822 42,978 41,569 Deferred rent payable 4,027 3,785 3,535 3,284 2,998 Acquired below-market lease contracts, net 10,120 10,898 11,872 13,021 14,111 Prepaid rent and other liabilities 9,844 10,755 11,946 11,589 10,420 Total liabilities 206,987 196,566 188,039 181,373 179,658 Stockholders' equity Common stock, par value $0.01 205 204 204 195 194 Additional paid-in capital 259,503 257,338 256,183 241,700 240,822 Accumulated other comprehensive income (loss) (26) (47) (34) (43) (53) Accumulated deficit (29,643) (26,683) (23,545) (19,998) (17,523) Total stockholders' equity 230,039 230,812 232,808 221,854 223,440 Noncontrolling interests 380,024 383,542 387,379 405,414 408,657 Total equity 610,063 614,354 620,187 627,268 632,097 Total liabilities and equity 817,050 $ 810,920 $ 808,226 $ 808,641 $ 811,755 $ Financial Statements Operating Portfolio Development and Capital Expenditures Capital Structure 8 Appendix Overview Financial Statements Operating Portfolio Development and Capital Expenditures Appendix Capital Structure 2012 Guidance

Quarter Ended June 30, 2012 Operating Properties (in thousands, except NRSF data) Market/Facilities Acquisition Date(4) Annualized Rent ($000)(5) Total Percent Leased(6) Total Percent Leased(6) Total(7) Percent Leased(6) Los Angeles One Wilshire* Aug. 2007 $ 22,879 157,588 69.7% 7,500 48.4% 165,088 68.7% 900 N. Alameda Oct. 2006 11,414 156,366 76.9 8,360 28.4 164,726 74.4 Los Angeles Total 34,293 313,954 73.3 15,860 37.8 329,814 71.6 San Francisco Bay 55 S. Market Feb. 2000 11,125 84,045 90.1 206,255 81.4 290,300 83.9 2901 Coronado Feb. 2007 9,357 50,000 100.0 - - 50,000 100.0 1656 McCarthy Dec. 2006 5,179 76,676 58.8 - - 76,676 58.8 Coronado-Stender Properties(8) Feb. 2007 1,040 - - 115,560 82.5 115,560 82.5 2972 Stender(9) Feb. 2007 4,059 49,964 40.6 436 74.8 50,400 40.9 San Francisco Bay Total 30,760 260,685 73.3 322,251 81.8 582,936 78.0 Northern Virginia 12100 Sunrise Valley Dec. 2007 19,392 201,719 69.0 61,050 73.5 262,769 70.0 1275 K Street* June 2006 1,834 22,137 72.0 - - 22,137 72.0 Northern Virginia Total 21,226 223,856 69.3 61,050 73.5 284,906 70.2 Boston 70 Innerbelt Apr. 2007 9,303 148,795 90.3 13,063 39.3 161,858 86.2 Chicago 427 S. LaSalle Feb. 2007 8,559 158,167 77.0 4,946 56.9 163,113 76.4 New York 32 Avenue of the Americas* June 2007 5,337 48,404 67.9 - - 48,404 67.9 Miami 2115 NW 22nd Street June 2006 1,668 30,175 56.3 1,890 82.6 32,065 57.8 Denver 910 15th Street* Apr. 2012 798 4,145 95.4 - - 4,145 95.4 639 E. 18th Avenue* Apr. 2012 168 5,140 59.1 - - 5,140 59.1 Denver Total 966 9,285 75.3 - - 9,285 75.3 Total Facilities $ 112,112 1,193,321 74.5% 419,060 77.3% 1,612,381 75.2% * Indicates properties in which we hold a leasehold interest. (1) (2) (3) (4) (5) (6) (7) (8) (9) Set forth below is additional information for each of the operating properties as of June 30, 2012: Operating NRSF(1) Data Center(2) Office and Light- Industrial(3) Total Represents the square feet at each building under lease as specified in existing customer lease agreements plus management’s estimate of space available for lease to customers based on engineers’ drawings and other factors, including required data center support space (such as the mechanical, telecommunications and utility rooms) and building common areas. Total NRSF at a given facility includes the total operating NRSF and total redevelopment and development NRSF, but excludes our office space at a facility and our corporate headquarters. We have completed construction on 50,400 NRSF of space at this property. As of June 30, 2012, we have commenced construction on the remaining 50,600 NRSF of space at the building. The Coronado-Stender Business Park became entitled for our proposed data center development upon receipt of the mitigated negative declaration from the city of Santa Clara in the first quarter of 2011. We have the ability to develop 345,250 NRSF of data center space at this property, which is in addition to the 50,400 NRSF of data center space and 50,600 NRSF of unconditioned core and shell space completed or under construction at 2972 Stender. Includes customer leases that have commenced as of June 30, 2012. The percent leased is determined based on leased square feet as a proportion of total operating NRSF. The percent leased for data center space, office and light industrial space, and space in total would have been 78.0%, 78.8%, and 78.2%, respectively, if all leases signed in current and prior periods had commenced. Represents the NRSF at an operating facility currently leased or readily available for lease. This excludes existing vacant space held for redevelopment or development. Represents the NRSF at each operating facility that is currently leased or readily available for lease as data center space. Both leased and available data center NRSF includes a factor to account for a customer’s proportionate share of the required data center support space (such as the mechanical, telecommunications and utility rooms) and building common areas, which may be updated on a periodic basis to reflect the most current build out of our properties. Represents the NRSF at each operating facility that is currently leased or readily available for lease as space other than data center space, which is typically space offered for office or light-industrial uses. Represents the monthly contractual rent under existing customer leases as of June 30, 2012, multiplied by 12. This amount reflects total annualized base rent before any onetime or non-recurring rent abatements and, for any customer under a modified gross or triple-net lease, it excludes the operating expense reimbursement attributable to such lease. On a gross basis, our annualized rent was approximately $117.5 million as of June 30, 2012, which reflects the addition of $5.4 million in operating expense reimbursements to contractual net rent under modified gross and triple-net leases. Reflects date property was acquired by certain real estate funds affiliated with the Carlyle Group and not the date of our acquisition upon consummation of our initial public offering. In the case of a leased property, indicates the date the initial lease commenced. Financial Statements Development and Capital Expenditures Capital Structure 11 Appendix Operating Portfolio Overview Financial Statements Development and Capital Expenditures Appendix Capital Structure 2012 Guidance

Quarter Ended June 30, 2012 Leasing Statistics Data Center Leasing Activity GAAP GAAP Leasing Number Total Annualized Annualized Rent- Cash GAAP Activity of Leased Rent per Rent Retention Rent Rent Period Leases(1) NRSF(2) Leased NRSF (000's) Rate(3) Growth(4) Growth(4) New/expansion leases commenced YTD 2012 144 47,696 224 $ 10,700 $ Q2 2012 83 16,998 195 3,315 Q1 2012 61 30,698 241 7,385 Q4 2011 72 38,864 168 6,530 Q3 2011 101 38,658 166 6,427 Q2 2011 77 23,400 135 3,167 New/expansion leases signed YTD 2012 162 63,853 183 $ 11,706 $ Q2 2012 95 26,290 177 4,649 Q1 2012 67 37,563 188 7,057 Q4 2011 64 35,461 192 6,802 Q3 2011 105 28,553 183 5,224 Q2 2011 69 31,464 148 4,657 Renewal leases commenced YTD 2012 148 79,481 112 $ 8,934 $ 76.3% 1.8% 10.3% Q2 2012 81 64,048 99 6,310 69.6% 1.0% 9.2% Q1 2012 67 15,433 170 2,624 85.8% 3.3% 12.5% Q4 2011 42 22,911 133 3,047 69.4% -2.8% 4.8% Q3 2011 82 21,353 175 3,731 88.4% 13.9% 21.5% Q2 2011 68 41,523 136 5,641 71.8% 35.3% 53.8% (1) (2) (3) (4) Number of leases represents each agreement with a customer; a lease agreement could include multiple spaces and a customer could have multiple leases. Total leased NRSF is determined based on contractually leased square feet for leases that have commenced on or before June 30, 2012. We calculate occupancy based on factors in addition to contractually leased square feet, including required data center support space (such as the mechanical, telecommunications and utility rooms) and building common areas. Rent-retention is calculated based on a customer's contractual obligation to lease space. If the customer's contractual obligation expires during the period or expired in a prior period and the customer was still leasing space at the end of the current period, that rent is considered retained for retention calculation purposes. We calculate rent as lost when a customer vacates a facility due to (1) non-renewal of an expiring lease or early termination for cause, or (2) the relinquishment of space targeted for redevelopment. Rent growth represents the increase in rental rates on renewed leases commencing during the period, as compared with the previous rental rates for the same space. Financial Statements Development and Capital Expenditures Capital Structure 12 Appendix Operating Portfolio Overview Financial Statements Development and Capital Expenditures Capital Structure 2012 Guidance

Quarter Ended June 30, 2012 Leasing Statistics Lease Expirations (total operating properties) Lease Distribution Total Number Operating Percentage Percentage of NRSF of of Total of Leases Expiring Operating Annualized Year of Lease Expiration Expiring(1) Leases NRSF Rent Available as of June 30, 2012(6) - 399,226 24.8% $ - - % $ - $ - $ - Remainder of 2012 365 147,194 9.1 18,639 16.6 126.63 18,663 126.79 2013 343 191,160 11.9 20,253 18.1 105.95 20,867 109.16 2014(7) 255 261,183 16.2 22,659 20.2 86.76 24,738 94.71 2015 110 89,140 5.5 10,315 9.2 115.72 13,147 147.49 2016(8) 89 166,189 10.3 12,313 11.0 74.09 14,185 85.35 2017 55 102,451 6.4 12,542 11.2 122.42 14,219 138.79 2018 10 80,115 5.0 8,397 7.5 104.81 10,252 127.96 2019 3 80,708 5.0 1,615 1.4 20.02 1,788 22.15 2020 4 30,664 1.9 1,083 1.0 35.31 1,194 38.93 2021 9 18,155 1.0 1,760 1.5 96.91 2,876 158.44 2022-Thereafter 12 46,196 2.9 2,536 2.3 54.88 4,022 87.07 Portfolio Total / Weighted Average 1,255 1,612,381 100.0% $ 112,112 100.0% $ 92.41 $ 125,951 $ 103.82 (1) (2) (3) (4) (5) (6) (7) (8) The following table sets forth a summary schedule of the expirations for leases in place as of June 30, 2012, plus available space for the remainder of 2012 and for each of the ten full calendar years beginning January 1, 2013, at the properties in our portfolio. Unless otherwise stated in the footnotes, the information set forth in the table assumes that customers exercise no renewal options and all early termination rights. Annualized rent as defined above, divided by the square footage of leases expiring in the given year. Represents the final monthly contractual rent under existing customer leases as of June 30, 2012, multiplied by 12. This amount reflects total annualized base rent before any one-time or non-recurring rent abatements and, for any customer under a modified gross or triple-net lease, it excludes the operating expense reimbursement attributable to those leases. Annualized rent at expiration as defined above, divided by the square footage of leases expiring in the given year. This metric reflects the rent growth inherent in the existing base of lease agreements. Excludes approximately 478,426 vacant NRSF held for redevelopment or under construction at June 30, 2012. Includes an office lease with General Services Administration - IRS, which is an interim lease in place that expires on May 31, 2014. Upon the expiration of the interim lease and the substantial completion of tenant improvements by us, a new lease that has already been executed by both parties will commence. The new lease includes 119,729 NRSF with a tenyear term and a termination option at the end of year eight. Total operating NRSF of expiring leases in 2016 reflects the expiration of half of a 50,000 NRSF lease, the other half of which expires in 2017. ($000)(2) NRSF(3) ($000)(4) Expiration(5) Includes leases that upon expiration will be automatically renewed, primarily on a month-to-month basis. Number of leases represents each agreement with a customer; a lease agreement could include multiple spaces and a customer could have multiple leases. Represents the monthly contractual rent under existing customer leases as of June 30, 2012, multiplied by 12. This amount reflects total annualized base rent before any one-time or non-recurring rent abatements and, for any customer under a modified gross or triple-net lease, it excludes the operating expense reimbursement attributable to those leases. Annualized Rent Per Rent at Leased Rent Leased Expiration NRSF at Annualized Annualized Annualized Rent Per Total Percentage Percentage Number Percentage Operating of Total of of of All NRSF of Operating Annualized Square Feet Under Lease(1) Leases(2) Leases Leases(3) NRSF Rent Available(5) - - % 399,226 24.8% $ - - % 1,000 or less 1,094 87.2 175,920 10.9 31,511 28.1 1,001 - 2,000 52 4.1 74,299 4.5 8,493 7.7 2,001 - 5,000 67 5.3 199,423 12.4 21,912 19.5 5,001 - 10,000 19 1.5 133,637 8.3 14,833 13.2 10,001 - 25,000 16 1.3 272,568 16.9 24,787 22.1 Greater than 25,000 7 0.6 357,308 22.2 10,576 9.4 Portfolio Total 1,255 100.0% 1,612,381 100.0% $ 112,112 100.0% (1) (2) (3) (4) (5) Represents the monthly contractual rent under existing customer leases as of June 30, 2012, multiplied by 12. This amount reflects total annualized base rent before any one-time or non-recurring rent abatements and, for any customer under a modified gross or triplenet lease, it excludes the operating expense reimbursement attributable to those leases. Excludes approximately 478,426 vacant NRSF held for redevelopment or under construction at June 30, 2012. The following table sets forth information relating to the distribution of leases in the properties in our portfolio, based on NRSF (excluding space held for redevelopment) under lease as of June 30, 2012. Annualized Rent ($000)(4) Represents all leases in our portfolio, including data center and office and light-industrial leases. Includes leases that upon expiration will be automatically renewed, primarily on a month-to-month basis. Number of leases represents each agreement with a customer; a lease agreement could include multiple spaces and a customer could have multiple leases. Represents the square feet at a building under lease as specified in the lease agreements plus management’s estimate of space available for lease to third parties based on engineer’s drawings and other factors, including required data center support space (such as the mechanical, telecommunications and utility rooms) and building common areas. 13 Appendix Operating Portfolio Overview Financial Statements Development and Capital Expenditures Capital Structure 2012 Guidance

Quarter Ended June 30, 2012 Reconciliations of Net Income (Loss) to FFO, AFFO and EBITDA (in thousands, except share and per share data) Reconciliation of Net Income (Loss) to FFO: Reconciliation of FFO to AFFO: Reconciliation of Net Income (Loss) to EBITDA and Adjusted EBITDA: June 30, 2012 March 31, 2012 December 31, 2011 September 30, 2011 June 30, 2011 Net income (loss) 1,848 $ 1,343 $ 462 $ 263 $ (3,588) $ Adjustments: Real estate depreciation and amortization 15,437 15,008 15,307 15,738 17,391 FFO available to common shareholders and OP unitholders 17,285 $ 16,351 $ 15,769 $ 16,001 $ 13,803 $ Weighted average common shares and OP units outstanding - diluted 46,260,783 46,039,937 45,862,220 45,822,653 45,822,653 FFO per common share and OP unit - diluted 0.37 $ 0.36 $ 0.34 $ 0.35 $ 0.30 $ Three Months Ended: June 30, 2012 March 31, 2012 December 31, 2011 September 30, 2011 June 30, 2011 FFO available to common shareholders and unitholders 17,285 $ 16,351 $ 15,769 $ 16,001 $ 13,803 $ Adjustments: Amortization of deferred financing costs 436 436 371 359 399 Non-cash compensation 1,779 747 693 879 889 Non-real estate depreciation 510 453 436 353 269 Straight-line rent adjustment (825) (1,318) (1,055) (1,126) (1,054) Amortization of above and below market leases (401) (396) (511) (375) (374) Recurring capital expenditures (622) (566) (42) (608) (59) Tenant improvements (1,001) (1,015) (1,058) (1,579) (955) Capitalized leasing commissions (562) (1,978) (569) (771) (830) AFFO available to common shareholders and OP unitholders 16,599 $ 12,714 $ 14,034 $ 13,133 $ 12,088 $ Three Months Ended: June 30, 2012 March 31, 2012 December 31, 2011 September 30, 2011 June 30, 2011 Net income (loss) 1,848 $ 1,343 $ 462 $ 263 $ (3,588) $ Adjustments: Interest expense, net of interest income 1,304 1,016 836 907 1,229 Income taxes 662 (125) (226) (55) (165) Depreciation and amortization 15,947 15,461 15,743 16,091 17,660 EBITDA 19,761 $ 17,695 $ 16,815 $ 17,206 $ 15,136 $ Non-cash compensation 1,779 747 693 879 889 Gain on early extinguishment of debt - - - 10 (949) Transaction costs / litigation settlement expenses 161 1,572 - 192 683 Adjusted EBITDA 21,701 $ 20,014 $ 17,508 $ 18,287 $ 15,759 $ Three Months Ended: Operating Portfolio Development and Capital Expenditures Capital Structure 10 Appendix Overview Financial Statements Operating Portfolio Development and Capital Expenditures Appendix Capital Structure 2012 Guidance

Quarter Ended June 30, 2012

CORESITE

## Development Summary and Capital Expenditures

*(in thousands, except NRSF data)*

### Completed Pre-Stabilized Data Center Projects as of June 30, 2012

| Projects/Facilities | Metropolitan Area | Development/ Redevelopment | Completion | NRSF | Cost | Percent Leased[1] |
|---|---|---|---|---|---|---|
| 2972 Stender | San Francisco Bay | Development | July 2011 | 18,116 | $ 13,000 | 67.4% |
| 12100 Sunrise Valley | Northern Virginia | Redevelopment | Aug 2011 | 11,975 | 5,600 | 89.2% |
| 70 Innerbelt | Boston | Redevelopment | Nov 2011 | 15,149 | 5,800 | 19.6% |
| 900 N. Alameda | Los Angeles | Redevelopment | Dec 2011 | 12,500 | 6,800 | 6.2% |
| 12100 Sunrise Valley | Northern Virginia | Redevelopment | Mar 2012 | 31,290 | 13,100 | 7.7% |
| 2972 Stender | San Francisco Bay | Development | Mar 2012 | 15,013 | 9,700 | 53.7% |
| 12100 Sunrise Valley | Northern Virginia | Redevelopment | Jun 2012 | 32,760 | 16,240 | 0.0% |
| 427 S. LaSalle | Chicago | Redevelopment | Jun 2012 | 29,261 | 9,770 | 0.0% |
| 2972 Stender | San Francisco Bay | Development | Jun 2012 | 16,835 | 13,541 | 0.0% |
| **Total completed pre-stabilized** | | | | 182,899 | $ 93,551 | |

(1) These projects/facilities are included in the operating NRSF information in the Operating Properties table on page 11.

### Data Center Projects Under Construction as of June 30, 2012

| Projects/Facilities | Metropolitan Area | Development/ Redevelopment | Completion/ Estimated Completion | NRSF | Costs: Incurred to-date | Costs: Estimated Total[1] |
|---|---|---|---|---|---|---|
| 2972 Stender | San Francisco Bay | Development | Q1 2013 | 50,600 | $ 23,407 | $ 44,500 |
| 427 S. LaSalle | Chicago | Redevelopment | Q4 2012 | 20,241 | 529 | 5,700 |
| **Total under construction** | | | | 70,841 | $ 23,936 | $ 50,200 |
| **Planned near-term future construction**[3] | | | | | | |
| 900 N. Alameda[2] | Los Angeles | Redevelopment | Q4 2012 | 22,500 | $ - | $ 9,300 |
| **Total planned near-term future construction** | | | | 22,500 | $ - | $ 9,300 |

(1) Reflects management's estimate of cost of completion based upon the actual cost as of June 30, 2012, plus management's estimate of the cost to complete construction.

(2) NRSF reflects management's estimate based on engineering drawings and required support space and is subject to change based on final demising of the space.

(3) Planned near-term future construction is management's best estimate of current planned projects. Projects may be added or deleted from this list at any time based upon management's evaluation of current market demands and economic performance.

### Capital Expenditures – Quarter Ended

| | June 30, 2012 | March 31, 2012 | December 31, 2011 | September 30, 2011 | June 30, 2011 |
|---|---|---|---|---|---|
| Recurring capital expenditures | $ 622 | $ 566 | $ 42 | $ 608 | $ 59 |
| Development/redevelopment capital expenditures | 16,757 | 16,052 | 18,582 | 34,527 | 38,342 |
| **Total** | **$ 17,379** | **$ 16,618** | **$ 18,624** | **$ 35,135** | **$ 38,401** |

Overview | Financial Statements | Operating Portfolio | Development and Capital Expenditures | Capital Structure | 2012 Guidance | Appendix | 15

Quarter Ended June 30, 2012 Market Capitalization and Debt Summary Debt Summary (1) Outstanding as of: Debt Maturities(1) (in thousands, except per share data) Market Capitalization Shares or Equivalents Outstanding Market Price as of June 30, 2012 Market Value Equivalents Common shares 21,127 $25.82 545,499 $ Operating partnership units 25,361 $25.82 654,821 Total equity 1,200,320 Total debt 146,449 Total enterprise value 1,346,769 $ Total debt to total enterprise value 10.9% (1) Assumes all extensions are available and exercised. $- $20,000 $40,000 $60,000 $80,000 $100,000 2012 2013 2014 2015 2016 Instrument Interest Rate(2) Maturity Date Maturity Date with Extension June 30, 2012 March 31, 2012 December 31, 2011 September 30, 2011 June 30, 2011 427 S. LaSalle mortgage loan L+0.6% - $ - $ 25,000 $ 25,000 $ 25,000 $ 12100 Sunrise Valley mortgage loan L+2.75% 6/1/2013 6/1/2014 31,699 31,782 31,864 25,501 25,560 55 S. Market mortgage loan(3) 4.01% 10/9/2012 10/9/2014 60,000 60,000 60,000 60,000 60,000 Senior secured credit facility L+2.25% 12/15/2014 12/15/2015 54,750 40,250 5,000 - - Total Consolidated Debt 146,449 $ 132,032 $ 121,864 $ 110,501 $ 110,560 $ Weighted average interest rate 3.22% Floating rate vs. fixed rate debt 59% / 41% 55% / 45% 51% / 49% 46% / 54% 46% / 54% (1) (2) (3) See the 10-Q for information on specific debt instruments. The 30 day LIBOR rate was 0.24% as of June 30, 2012. Represents the effective interest rate for secured debt at 55 S. Market. See 10-Q for additional information on the interest rate swap agreement for the secured debt at 55 S. Market. Financial Statements Operating Portfolio Development and Capital Expenditures 16 Appendix Overview Capital Structure Financial Statements Operating Portfolio Development and Capital Expenditures Appendix 2012 Guidance

Quarter Ended June 30, 2012

CORESITE

# Interest Summary and Debt Covenants

*(in thousands)*

## Interest Expense Components

| | Three Months Ended: | | | | |
|---|---|---|---|---|---|
| | June 30, 2012 | March 31, 2012 | December 31, 2011 | September 30, 2011 | June 30, 2011 |
| Interest expense and fees | $ 1,402 | $ 1,253 | $ 1,120 | $ 1,069 | $ 1,170 |
| Amortization of deferred financing costs | 436 | 436 | 371 | 359 | 399 |
| Capitalized interest | (529) | (671) | (653) | (512) | (300) |
| **Total interest expense** | **$ 1,309** | **$ 1,018** | **$ 838** | **$ 916** | **$ 1,269** |

## Debt Covenants

| | | Revolving Credit Facility | | | | |
|---|---|---|---|---|---|---|
| | Required Compliance | June 30, 2012 | March 31, 2012 | December 31, 2011 | September 30, 2011 | June 30, 2011 |
| Minimum tangible net worth | Greater than $468.8M | $1,036,000 | $937,000 | $824,000 | $826,000 | $771,000 |
| Fixed charge coverage ratio | Greater than 1.75x | 15.8x | 14.9x | 15.9x | 18.0x | 15.5x |
| Total indebtedness to gross asset value | Less than 60% | 13.0% | 13.1% | 13.7% | 12.6% | 13.4% |
| Unhedged variable rate debt to gross asset value | Less than 30% | 4.6% | 3.7% | 3.1% | 5.3% | 5.7% |
| Consolidated recourse debt to gross asset value | Less than 30% | 0.2% | 0.2% | 0.2% | 0.2% | 0.2% |
| | | | | | | |
| Total borrowing base | | $202,500 | $202,500 | $158,100 | $110,000 | $110,000 |
| Borrowings outstanding | | (54,750) | (40,250) | (5,000) | - | - |
| Outstanding letters of credit | | (8,620) | (8,620) | (8,600) | (8,700) | (8,950) |
| Current availability | | **$139,130** | **$153,630** | **$144,500** | **$101,300** | **$101,050** |

Overview | Financial Statements | Operating Portfolio | Development and Capital Expenditures | Capital Structure | 2012 Guidance | Appendix | 17

2012 Guidance (in thousands, except per share amounts) Overview Financial Statements Operating Portfolio Development and Capital Expenditures 18 Appendix Capital Structure 2012 Guidance Projected per share and unit information: Low High Net income attributable to common shares $0.10 $0.20 Real Estate depreciation and amortization FFO $1.42 $1.52 The annual guidance provided below represents forward-looking projections, which are based on current economic conditions, internal assumptions about our existing customer base and the supply and demand dynamics of the markets in which we operate. Further, the guidance does not include the impact of any future financing or investment activities that may become available. Please refer to the press release for additional information on forward-looking statements. 1.32

Appendix This document includes certain non-GAAP financial measures that management believes are helpful in understanding our business, as further described below. Our definition and calculation of non-GAAP financial measures may differ from those of other REITs, and therefore, may not be comparable. The non-GAAP measures should not be considered an alternative to net income as an indicator of our performance and should be considered only a supplement to net income, cash flows from operating, investing or financing activities as a measure of profitability and/or liquidity, computed in accordance with GAAP. Definitions Funds From Operations “FFO” – is a supplemental measure of our performance which should be considered along with, but not as an alternative to, net income and cash provided by operating activities as a measure of operating performance and liquidity. We calculate FFO in accordance with the standards established by the National Association of Real Estate Investment Trusts (“NAREIT”). FFO represents net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from sales of property and impairment write-downs of depreciable real estate, plus real estate related depreciation and amortization (excluding amortization of deferred financing costs) and after adjustments for unconsolidated partnerships and joint ventures. Our management uses FFO as a supplemental performance measure because, in excluding real estate related depreciation and amortization and gains and losses from property dispositions, it provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating costs. We offer this measure because we recognize that FFO will be used by investors as a basis to compare our operating performance with that of other REITs. However, because FFO excludes depreciation and amortization and captures neither the changes in the value of our properties that result from use or market conditions, nor the level of capital expenditures and capitalized leasing commissions necessary to maintain the operating performance of our properties, all of which have real economic effect and could materially impact our financial condition and results from operations, the utility of FFO as a measure of our performance is limited. FFO is a non-GAAP measure and should not be considered a measure of liquidity, an alternative to net income, cash provided by operating activities or any other performance measure determined in accordance with GAAP, nor is it indicative of funds available to fund our cash needs, including our ability to pay dividends or make distributions. In addition, our calculations of FFO are not necessarily comparable to FFO as calculated by other REITs that do not use the same definition or implementation guidelines or interpret the standards differently from us. Investors in our securities should not rely on these measures as a substitute for any GAAP measure, including net income. Adjusted Funds From Operations “AFFO” – is a non-GAAP measure that is used as a supplemental operating measure specifically for comparing year over year ability to fund dividend distribution from operating activities. AFFO is used by us as a basis to address our ability to fund our dividend payments. We calculate adjusted funds from operations by adding to or subtracting from FFO: Plus: Amortization of deferred financing costs Plus: Non-cash compensation Plus: Non-real estate depreciation Plus: Below market debt amortization Less: Straight line rents adjustments Less: Above and below market leases Less: Maintenance capital investment Less: Tenant improvement capital investment Less: Capitalized leasing commissions Financial Statements Operating Portfolio Development and Capital Expenditures Capital Structure 19 Appendix Overview Financial Statements Operating Portfolio Development and Capital Expenditures Capital Structure 2012 Guidance

Appendix AFFO is not intended to represent cash flow from operations for the period, and is only intended to provide an additional measure of performance by adjusting the effect of certain items noted above included in FFO. AFFO is a widely reported measure by other REITs, however, other REITs may use different methodologies for calculating AFFO and, accordingly, our AFFO may not be comparable to other REITs. Earnings before Interest, Taxes, Depreciation and Amortization (EBITDA) and Adjusted EBITDA - EBITDA is defined as earnings before interest, taxes, depreciation and amortization. We calculate adjusted EBITDA by adding our non-cash compensation expense, transaction costs and litigation settlement expense to EBITDA as well as adjusting for the impact of gains or losses on early extinguishment of debt. Management uses EBITDA and adjusted EBITDA as indicators of our ability to incur and service debt. In addition, we consider EBITDA and adjusted EBITDA to be appropriate supplemental measures of our performance because they eliminate depreciation and interest, which permits investors to view income from operations without the impact of non-cash depreciation or the cost of debt. However, because EBITDA and adjusted EBITDA are calculated before recurring cash charges including interest expense and taxes, and are not adjusted for capital expenditures or other recurring cash requirements of our business, their utilization as a cash flow measurement is limited. Overview Financial Statements Operating Portfolio Development and Capital Expenditures Capital Structure 20 Appendix Financial Statements Operating Portfolio Development and Capital Expenditures Capital Structure 2012 Guidance